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                                                                 EXHIBIT e(8)(c)


                                 AMENDMENT NO. 2
                           TO THE AMENDED AND RESTATED
                          MASTER DISTRIBUTION AGREEMENT

                   (APPLICABLE TO CLASS A AND CLASS C SHARES)


        The Amended Restated Master Distribution Agreement (the "Agreement"), dated August 4, 1997, by and between AIM Funds Group, a Delaware business trust, and A I M Distributors, Inc., a Delaware corporation, is hereby amended as follows:

        Appendix A to the Agreement is hereby deleted in its entirety and replaced with the following:

                                   "APPENDIX A
                                       TO
                          MASTER DISTRIBUTION AGREEMENT
                                       OF
                                 AIM FUNDS GROUP


CLASS A SHARES
--------------
AIM Balanced Fund
AIM Global Utilities Fund
AIM Select Growth Fund
AIM Value Fund

CLASS C SHARES
--------------
AIM Balanced Fund
AIM Global Utilities Fund
AIM Select Growth Fund
AIM Value Fund"

     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated:  June 1, 2000


                                                 AIM FUNDS GROUP


Attest: /s/ P. MICHELLE GRACE                 By   /s/ CAROL F. RELIHAN
       ------------------------------------      -------------------------------
       Assistant Secretary                       Senior Vice President


                                                 A I M DISTRIBUTORS, INC.


Attest: /s/ P. MICHELLE GRACE                 By:  /s/ ILLEGIBLE
       ------------------------------------      -------------------------------
       Assistant Secretary                       Senior Vice President